NETWORK ACCESS SERVICES AGREEMENT BETWEEN
                   IDLING SOLUTIONS, L.L.C. AND SIRICOMM, INC.



This Agreement is by and between SiriCOMM, Inc, a Delaware Corporation, hereinafter referred to as "SiriCOMM", and Idling Solutions, LLC a Texas Corporation and its affiliates, hereinafter "Idling Solutions". This agreement is made on this 7 day of February, 2005.

Whereas SiriCOMM is in the business of providing broadband network access and delivering software services including but not limited to InTouch, Beacon, Pulse, vehicle diagnostics, driver performance diagnostics, and other operations and safety tools.

WHEREAS Idling Solutions desires to obtain from SiriCOMM network access for the purpose of collecting and transmitting data related to but not limited to vehicle emission credits, and equipment warranty, and charging profiles.

WHEREAS SiriCOMM is willing and able to provide such network access; and

WHEREAS SiriCOMM and Idling Solutions desire to co-develop, co-market, and co-sell products and services using their combined products, equipment and spectrum.

NOW THEREFORE, the parties hereto covenant and agree as follows:

1. GENERAL. During the term of this Agreement Idling Solutions shall use SiriCOMM as its exclusive satellite network provider. Through the DirecTruck (PULSE Box) vehicle interface to the SiriCOMM Network, SiriCOMM shall transmit to Idling Solutions all data necessary for the operation, maintenance, and warranty service of the Idling Solutions product lines. Any data transmission or other requirements of SiriCOMM to fulfill its obligation under this agreement shall not in any way limit or otherwise interfere with the products and services provided by SiriCOMM. The parties further agree that as market conditions, the regulatory environment, and business conditions warrant that they may collaborate to develop new products, services, or improvements on existing offerings. SiriCOMM herein grants exclusive data transport rights to Idling Solutions as it relates to the services provided herein.

2. TERM.. The "Initial Term" shall begin on the date hereof, (the "Effective Date"), and end upon the completion of sixty (60) months. This Agreement will be automatically extended ("Extended Term") on a year to year basis upon the expiration of the Initial Term, unless either party has delivered written notice of its intent to terminate the Agreement at least ninety (90) days prior to the end of the Initial Term. Either party may terminate this Agreement during the Extended


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         Term upon ninety (90) days prior written notice. Term shall mean the
         Initial Term and the Extended Term.

3. PRICING AND TERMS. Idling Solutions shall pay to SiriCOMM the amount of $* per month per active truck for the first 100,000 trucks and $* per month per active truck for the next 100,000 trucks. At such time as Idling Solutions has more than 200,000 trucks receiving SiriCOMM service, the parties shall enter into good faith negotiations for new pricing for subsequent sales, but under no circumstances will it exceed $* per truck. SiriCOMM shall invoice Idling Solutions monthly for all charges under this Agreement. All invoices will be payable within thirty (30) days of receipt of invoice. Delinquent payments are subject to a late payment charge at the annualized rate of prime plus four percent computed monthly, or portion thereof, of the amount due but not to exceed the maximum lawful rate. In the event Idling Solutions shall fail to pay SiriCOMM any amount due unless it is disputed under this Agreement, for a period of forty (40) days, SiriCOMM, in addition to charging applicable delinquency fees, may discontinue providing services to Idling Solutions upon seven (7) days prior written notice.

4. IDLING SOLUTIONS CONNECTION TO THE NETWORK. Idling Solutions shall provide, at its own expense, the telecommunications circuit for its connection to the public Internet to receive and deliver packets from Idling Solutions' Ethernet switch to the SiriCOMM satellite network.

5. USE OF THE INTERNET. Because Idling Solutions may connect to SiriCOMM utilizing the public Internet, which is not managed or controlled by either Party, both Parties acknowledge and agree that neither Party shall be held responsible for failure of the public Internet or damages caused by such failure.

6.       QUALITY OF SERVICE AND SERVICE LEVEL AGREEMENT (SLA).

Scope: Through the use of its nationwide data network, SiriCOMM will provide data services to Idling Solutions in support of its product(s). SiriCOMM will transmit and receive that information consistent with the efficient, timely support of the Idling Solutions' operations and warranty services. The SiriCOMM network and SiriCOMM's Network Operating Center (NOC) is designed for full redundancy and highly reliable operations. The purpose of this SLA is to describe the SiriCOMM network support services activities and to define the minimum service levels that SiriCOMM will deliver on behalf of Sat-Net.

Network Support:

Operations. SiriCOMM will be responsible for the activities of its NOC at its sole expense. The NOC will be operational 24 hours per day x 7 days per week. The NOC activities shall include monitoring of SiriCOMM's service, equipment, trouble-ticket



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assignments, and satellite backhaul status. In addition, the NOC will provide customer service for both enterprise clients (Idling Solutions) as well as retail clients (drivers and fleets) using a customer call center.

Personnel. SiriCOMM will maintain a staff of qualified technical support personnel who are properly trained and are duly qualified to provide appropriate levels of assistance, diagnostics, and repair/support. SiriCOMM's staff will be available 24 x 7 by telephone or e-mail. In the event that the problem cannot be diagnosed and corrected by the first level service personnel, the trouble-ticket will immediately be escalated to the appropriate systems and software engineers for resolution. The SiriCOMM NOC will respond to, track, and close all trouble-tickets to include those requiring vendor support. A satellite outage, for example, will require coordination with the satellite provider's NOC for resolution in accordance with the SLA between SiriCOMM and the satellite provider.

System Maintenance. SiriCOMM expects, but does not guarantee, that system maintenance normally will not result in service interruptions. If system maintenance should result in the interruption of service, to the extent possible it shall be accomplished only after prior notification to Idling Solutions and will be completed within a four (4) hours . SiriCOMM shall use reasonable efforts to give Idling Solutions such prior notice.

On-Site Tasks. Situations may arise that require on-site attention. If SiriCOMM is unable to remotely diagnose and repair a software and/or equipment fault, SiriCOMM's technical staff will dispatch repair personnel as expeditiously as possible and in no case beyond the terms of the satellite SLA as defined in this document.

Service Levels:

General. It is SiriCOMM's intent to provide Idling Solutions with both the site availability and data throughput necessary to meet both its current and future data transmission needs. It is initially believed that the data streams required by Idling Solutions are of such size and frequency that they fall inside the design criteria of the SiriCOMM data network. The parties agree to routinely (particularly in initial operations) evaluate plan versus actual data load in order to adjust and/or optimize the data transmitted, its scheduled transmissions, etc.

Points of Contact. Requests for technical support shall be made by telephone, e-mail, or fax. The contact information is as follows:

         Address                    SiriCOMM, Inc. NOC
                                    2900 Davis Blvd., Suite 130
                                    Joplin, MO 64804
         Telephone
                                    (417) 626-9971
                                    (800) 851-6952




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SiriCOMM Network Access Services Agreement                        SiriCOMM, Inc.

         Fax                        (417) 782-0475
         E-mail                     support@,siricomm.com
                                    -----------------------
                                    -----------------------

         Hours of Operations        24 x 7

Trouble-Ticket. When service is requested from any source, an electronic trouble-ticket will be generated in the SiriCOMM CRM (Concord) system. Issues related to configuration, reboot, and similar problems will be resolved immediately/online, success feedback delivered, and the trouble-ticket closed out. More complex software-related fixes will also be completed same day and will be closed out on a trouble-ticket in the same manner.

Hardware. Problems related to network hardware will be resolved same day using remote network commands if possible. Hardware outages may arise that require on-site attention. Whenever possible, the NOC will request 1st level equipment maintenance from on-site personnel to expedite repairs. As necessary, SiriCOMM may call upon third party contractors to perform required tasks. The use of such contractors shall be monitored by the SiriCOMM NOC and supported at all times by the SiriCOMM technical staff. All such repairs shall be at SiriCOMM's expense.

Same Day Service. In accordance with the SLA between SiriCOMM and its satellite provider, SiriCOMM will provide the same day maintenance services for each local site within the following limits:

         Maintenance Days           Monday through Friday
         Hours                      0800-1700 local time
         Arrival                    5 hour response time with carryover
         Hardware/Parts             If SiriCOMM is unable to complete such
                                    maintenance due to parts unavailability and through no fault of its own, its maintenance obligation shall be delayed until the parts become available via most expedient transit mode. Such maintenance shall then be completed within the timeframe outlined above.

SiriCOMM shall provide Idling Solutions prompt notification of any SiriCOMM Network outages that may affect Idling Solutions. This Service Level should support 99.5% Network Availability during fifty-two (52) consecutive weeks and the Network Packet Loss should not exceed an average of 2% during any calendar month. The Mean Time to Respond (MTTR) shall be two (2) Hours or better for all network outages or network problems; and the Mean Time To Repair (MTTR) shall be four (4) Hours or better. SiriCOMM will be held liable for missing the above-mentioned SLA and the Customer will be eligible to receive a one (1) day credit for each outage or package loss problem. If SiriCOMM does purchase Property and Casualty insurance for locations, Idling Solutions will be named a beneficiary. To insure that Idling Solutions has


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protection against business interruptions as a result of action or inaction of
SiriCOMM such as bankruptcy or failure to perform under this paragraph or this contract, SiriCOMM will assist Idling Solutions in obtaining loss of income insurance for the Idling Solutions customer base. This assistance will include but not be limited to assisting Idling Solutions to obtain for SiriCOMM access points "back-up" leases for its 915 MHz equipment at all locations. Idling Solutions, upon ninety (90) days written notice, reserves the right to remove its 915 MHz equipment from the SiriCOMM access point. SiriCOMM will make available to Idling Solutions a software license agreement for the software developed by SiriCOMM to control the 915-MHz equipment so that Idling Solutions may re-deploy its own 915 MHz network.

7. ENHANCEMENTS TO SIRICOMM SYSTEM. SiriCOMM from time to time may enhance or modify the SiriCOMM System and may change the hardware and/or software comprising the SiriCOMM System and migrate processing for or on behalf of Idling Solutions to such new hardware and/or software. In addition, SiriCOMM from time to time shall offer optional functions, services and equipment to Idling Solutions on or before the time SiriCOMM generally offers such functions, services or equipment to any of its other actual or potential customers at such fees, terms and conditions as may be mutually agreed upon. Idling Solution's use of any such optional function, service or equipment will constitute agreement to such agreed upon fees, terms and conditions. SiriCOMM will ensure that the Services provided by SiriCOMM to Idling Solutions are not materially adversely affected by any such enhancements, modification or changes or by any such optional functions, services or equipment.

8. PROPRIETARY RIGHTS. Idling Solutions acknowledges and agrees that, as between the Parties, the SiriCOMM System will be and remain the property of SiriCOMM and that the SiriCOMM System constitutes and includes trade secrets and proprietary and confidential information of SiriCOMM. Idling Solutions will, and will allow its employees, agents, and Users to, access and use the SiriCOMM System only for the purposes contemplated by this Agreement. In addition, Idling Solutions will not, and will not allow its employees, agents, or Users to, copy, duplicate, reproduce, de-compile, reverse engineer, re-engineer, modify, or disclose in any form the SiriCOMM System or any portion thereof. Upon termination of this Agreement for any reason, Idling Solutions will promptly return to SiriCOMM any material relating to the SiriCOMM System that may be in Idling Solutions' possession or control.

9. CO-MARKETING AND SALES. Because of the inter-related attributes, both current and future, of the SiriCOMM and Idling Solutions products and services, it is in the best interests of the parties to be Value-Added Resellers (VARs) of each other's products and services. The parties agree to execute and comply with the provisions of the "Independent Sales Representative Agreements", marked Exhibits and , attached hereto and incorporated herein by reference.

10. LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, THE PARTIES AGREE THAT NEITHER PARTY SHALL IN ANY EVENT BE LIABLE TO



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         THE OTHER PARTY OR ANY OTHER PERSON FOR ANY ACTUAL, DIRECT, INDIRECT,
         CONSEQUENTIAL, SPECIAL, INCIDENTAL, RELIANCE, PUNITIVE OR ANY OTHER DAMAGES OR FOR ANY LOST PROFITS OF ANY KIND OR NATURE WHATSOEVER, REGARDLESS OF THE FORESEEABILITY THEREOF, ARISING OUT OF THE PROVISION OF ACCESS OR IN ANY WAY ARISING OUT OF THIS AGREEMENT, WHETHER IN AN ACTION ARISING OUT OF BREACH OF CONTRACT, BREACH OF WARRANTY, DELAY, NEGLIGENCE, STRICT TORT LIABILITY, PATENT MATTERS, OR ANY OTHER THEORY. NO ACTION OR PROCEEDING AGAINST EITHER PARTY MAY BE COMMENCED DURING OR AFTER THE SERVICES ARE RENDERED.

11. WARRANTIES EXCLUED. EXCEPT AS EXPRESSLY PROVIDED HEREIN, SiriCOMM MAKES NO WARRANTIES IN CONNECTION WITH ITS NETWORK OR THE PROVISION OF ACCESS AS CONTEMPLATED HEREIN, WHETHER WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, INCLUDEING WITHOUT LIMITATION THE WARRANTY OF FITNESS FOR A PATRICULAR PURPOSE OR USE.

12. FORCE MAJEURE. SiriCOMM shall not be liable for failure to fulfill its obligations hereunder if such failure is due to causes beyond its control, including, without limitations, acts of God, fire, catastrophe, governmental prohibitions or regulations, viruses which did not result from the acts or omissions of SiriCOMM, its employees or agents, national emergencies, insurrections, riots or wars, or strikes, lockouts, work stoppages or other labor difficulties. The time for any performance required hereunder shall be extended by the delay incurred as a result of such act of force majeure, and SiriCOMM shall act with diligence to correct such force majeure.

13. BENEFITS AND ASSIGNMENT. Neither party hereto shall assign this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other party hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted hereunder. No person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants and agreements set fort in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder.

14. TERMINATION. Either party may terminate this Agreement if the other party has materially breached this Agreement and has failed to cure such breach within thirty (30) days after having received written notice of such breach.

15. DISPUTE RESOLUTION. Any dispute or claim in law or equity arising out of this Agreement shall be decided by binding arbitration held in and in accordance with the applicable rules of the American Arbitration Association, and shall be



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         heard in the city where the respondent party has its principal place of business or as near thereto as is practicable. Judgment upon any award rendered may be entered in any court having jurisdiction. The parties shall have the right of discovery in accordance with the laws of the state wherein such arbitration is to be heard. The filing of a judicial action to enable the recording of a notice pending action, for order of attachment, receivership, injunction or other provisional remedies, shall not constitute waiver of the right to arbitrate under this provision. Should either party seek to enforce the provision of this memorandum or any arbitration award against the other, the prevailing party shall be entitled to an award of reasonable attorney's fees, arbitration filing and forum costs and court costs incurred.

16. NOTICES. Notices under this agreement shall be sent by both electronic facsimile and registered postal mail to one of the following addresses:

         If to Idling Solutions:                 If to SiriCOMM:

         Idling Solutions, L.L.C.                SiriCOMM, Inc.
         5000 Legacy Dr., Suite 470              2900 Davis Blvd., Suite 130
         Plano, TX 75024                         Joplin, Missouri 64801
         Fax: (972) 943-6000                     Fax: (417) 782-0475


BOTH PARTIES REPRESENT AND WARRANT THAT THEY HAVE FULL CORPORATE POWER AND AUTHORITY TO EXECUTE AND DELIVER THIS AGREEMENT AND TO PERFORM THEIR OBLIGATIONS HEREUNDER, AND THAT THE PERSON WHOSE SIGNATURE APPEARS BELOW IS DULY AUTHORIZED TO ENTER INTO THIS AGREEMENT ON BEHALF OF THE PARTY.

IN WITNESS WHEREOF, THE PARTIES HAVE ENTERED INTO THIS AGREEMENT AS OF THE DATE SET FORTH ABOVE:

SiriCOMM, Inc.                                        Idling Solutions, L.L.C.



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By                                                    By


/s/ Henry P. Hoffman                                  /s/ Henry M. Burkhalter
--------------------                                  -----------------------
Henry P. Hoffman,                                     Henry M. Burkhalter,
President                                             Managing Member



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                                  ATTACHMENT A
                  "INDEPENDENT SALES REPRESENTATIVE AGREEMENTS"



    attach executed agreements with pricing, commission., and other schedules







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